Exhibit 10.3

CONFIDENTIAL

ELECTRONIC & TEST EQUIPMENT SCHEDULE

SCHEDULE NO. 001

DATED THIS November 7, 2006

TO LEASE AGREEMENT

DATED AS OF November 7, 2006

Lessor & Mailing Address:	Lessee & Mailing Address:
General Electric Capital Corporation	Semiconductor Components Industries, LLC
4225 Executive Square Suite 800	5005 East McDowell Road,
La Jolla, CA 92037	Attn: General Counsel
Phoenix, AZ 85008

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above (“Agreement” said Agreement and this Schedule being collectively referred to as “Lease”). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. Equipment: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the “Equipment”).

Number of Units	Capitalized Lessor’s Cost	Manufacturer	Serial Number	Model and Type of Equipment

See Annex ‘A’ attached hereto and made a part hereof, together with all other attachments, accessories, additions, replacements and substitutions now or hereafter attached thereto and made a part thereof.

Equipment Location: 23400 NE Glisan Street, Gresham, Multnomah County, Oregon, 97030

B. Financial Terms

1.	Advance Rent (if any): $985,292.15

2.	Capitalized Lessor’s Cost: $70,000,000.00

3.	Basic Term (No. of Months): 72 Months.

4.	Basic Term Lease Rate Factor: 1.407560%

5.	Lease Commencement Date: November 7, 2006

6.	Lessee Federal Tax ID No.: 36-4292817

7.	Last Delivery Date: N/A

8.	Daily Lease Rate Factor: .0469187%

9.	First Termination Date: Twenty-four (24) months after the Lease Commencement Date.

10.	Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date (“Interim Period”), Lessee shall pay as rent (“Interim Rent”) for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor’s Cost of such unit times the number of days in the Interim Period. Interim Rent shall be NOT APPLICABLE.

11.	Basic Term Rent. Commencing on November 7, 2006 and on the same day of each month thereafter (each, a “Rent Payment Date”) during the Basic Term, Lessee shall pay as rent (“Basic Term Rent”) the product of the Basic Term Lease Rate Factor times the Capitalized Lessor’s Cost of all Equipment on this Schedule. Each payment of Basic Term Rent shall be allocated to and shall accrue for the use of the Equipment for the monthly period beginning on such Rent Payment Date.

C. Tax Benefits Depreciation Deductions:

1.	Depreciation method is the 200 % declining balance method, switching to straight-line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

2.	Recovery Period: 5 years.

3.	Basis: 100 % of the Capitalized Lessor’s Cost.

4.	Gross Taxable Income: Only (A) Basic Rent in the amounts and no earlier than at the times such payments are accrued and (B) any gain realized by Lessor on the sale or other disposition of the Equipment at the time of such sale.

CONFIDENTIAL

D. Property Tax

APPLICABLE TO EQUIPMENT LOCATED IN OREGON: Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E. Article 2A Notice

Intentionally Omitted

F. Stipulated Loss and Termination Value Table*

# of Base payments	Termination Value % of Cost	Stipulated Loss Value % of cost	# of Base payments	Termination Value % of Cost	Stipulated Loss Value % of cost	# of Base payments	Termination Value % of Cost	Stipulated Loss Value % of cost
1		107.472	25	79.494	83.488	49	51.332	55.329
2		106.598	26	78.391	82.385	50	50.083	54.081
3		105.696	27	77.280	81.274	51	48.829	52.827
4		104.787	28	76.162	80.157	52	47.568	51.566
5		103.871	29	75.038	79.032	53	46.299	50.297
6		102.943	30	73.908	77.903	54	45.027	49.024
7		102.004	31	72.773	76.768	55	43.750	47.748
8		101.053	32	71.633	75.628	56	42.469	46.467
9		100.091	33	70.487	74.482	57	41.184	45.183
10		99.122	34	69.334	73.329	58	39.892	43.891
11		98.141	35	68.176	72.171	59	38.596	42.595
12		97.148	36	67.013	71.008	60	37.296	41.294
13		96.148	37	65.842	69.838	61	36.988	39.987
14		95.137	38	64.666	68.662	62	34.676	38.675
15		94.115	39	63.485	67.481	63	33.359	37.359
16		93.085	40	62.297	66.293	64	32.036	36.035
17		92.049	41	61.101	65.098	65	30.705	34.704
18		91.004	42	59.901	63.897	66	29.375	33.375
19		89.953	43	58.694	62.691	67	28.047	32.047
20		88.894	44	57.482	61.479	68	26.721	30.721
21		87.827	45	56.265	60.262	69	25.397	29.396
22		86.753	46	55.041	59.037	70	24.064	28.064
23		85.672	47	53.810	57.807	71	22.734	26.734
24		84.583	48	52.575	56.572	72	21.405	25.405

*	The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor’s Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

CONFIDENTIAL

G. Modifications and Additions for This Schedule Only

For purposes of this Schedule only, the Agreement is amended as follows:

1. ACCEPTANCE

Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above is installed; (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct in all material respects on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

2. EQUIPMENT SPECIFIC PROVISIONS

Each reference contained in this Agreement to:

(a) “Adverse Environmental Condition” shall refer to, so long as the Equipment is in the control of Lessee, (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any governmental authority, agency or court relating to Environmental Law connected with any Equipment.

(b) “Affiliate” shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(c) “Contaminant” shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls (“PCBs”), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

(d) “Environmental Claim” shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

(e) “Environmental Emission” shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

(f) “Environmental Law” shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq .), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq .), the Clean Air Act (42 U.S.C. Section 7401 et seq .), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq .), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq .), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq .), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

CONFIDENTIAL

(g) “Environmental Loss” shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys’ fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) arising out of or related to any Environmental Claim.

(h) “Person” shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by lessor, its successors and assigns.

3. EARLY PURCHASE OPTION:

(a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 180 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE’S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase on an AS IS BASIS all (but not less than all) of the Equipment listed and described in this Schedule on the Rent Payment Date (the “Early Purchase Date”) which is sixty (60) months from the Basic Term Commencement Date for a price equal to Thirty Five and 943357/100 percent (35.943357%) of the Capitalized Lessor’s Cost (the “FMV Early Option Price”), plus all applicable sales taxes.

Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in the END OF LEASE PURCHASE OPTION Section subsection (b) of the Lease hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by the MAINTENANCE Section or the RETURN OF EQUIPMENT Section of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall increase the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the “Early Purchase Option”.)

(b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

BALANCE OF PAGE LEFT INTENTIONALLY BLANK

CONFIDENTIAL

IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:		LESSEE:

General Electric Capital Corporation		Semiconductor Components Industries, LLC

By:	/s/ JAMES C. SHELLEY	By:	/s/ DONALD A. COLVIN
Name:	James C. Shelley	Name:	Donald A. Colvin
Title:	Chief Risk Officer	Title:	Executive Vice President and Chief Financial Officer

ANNEX ‘A’

TO SCHEDULE NO. 001

TO MASTER LEASE AGREEMENT

DATED NOVEMBER 7, 2006

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

Item Number	ON-SEMI ID #	TOOL ID	Vendor	Model	Vintage	S/N	Description	Description	Capitalized Lessor’s Cost
1	93042300	CED14601	AMAT	Ultima	2000	000063 or CB63	CVD System	2 HDP Silane, 2 SiN DCVD, STI SiO2, and LI SiN	$1,000,000
2	93042100	CED14602	AMAT	Ultima	2000	321453	CVD System	2 HDP Silane, 2 SiN DCVD, STI SiO2, and LI SiN	$1,000,000
3	93041900	CED15601	AMAT	Ultima	2000	319216	CVD System	PSG HDP Only 1 chamber plumbed, 2nd chamber coming. Multi slot cool down chamber. Will be a 3 chamber system. Ultima Chambers. 3. Will be brought up. One orienter / aligner	$950,000
4	93039100	CED19601	AMAT	Producer	2000	300420	CVD System	Running Trimethyl Silane, No TEOS, Twin Chambers, 2 Duals, with ASTEC Genertors. Not a Stubby Platform, running Black Diamond.	$750,000
5	93038700	CED19602	AMAT	Producer S	2000	408857	CVD System	Stubby Platform, N2, O2 HeNF3, - ASTEC Generators on Chambers, 2ea, dual twin chambers, MethylSilane for Black Diamond.	$850,000
6	93032600	MET01604	AMAT	Endura 5500	2000	302538	PVD System	1 Degas; 1 Reactive PC; SIP Ta; Al; SIP Cu	$1,050,000
7	93032500	MET01605	AMAT	Endura 5500	1997	P150F / 302536	PVD System	1 Degas; 1 Reactive PC; Encore Ta; Dura Ta; Al; Encore Cu	$950,000
8	93031700	MET16603	AMAT	Endura 5500	1998	820	PVD System	2 OD, 2PCII, 3 wb PVD, 1-Ti, 1-Co, 1-TiN	$950,000
9	93031600	MET16604	AMAT	Endura 5500	1998	778	PVD System	2 OD, 2PCII, 4 wb PVD, 1-Ti, 1-Co, 1-TiN, 1-Ni	$950,000
10	93036800	MET17601	AMAT	Endura 5500	2000	302536	PVD System	ChD = Vectra IMP Ti, C4 PVD Ti, Ch2 = Al, Ch1 = PVDTi wb, ChA = OD, Ch3 = Empty	$1,050,000
11	93036600	MET17602	AMAT	Endura 5500	1999	P776	PVD System	ChC = PVD IMP Vectra Ti, Ch1 & 4 PVD Ti, Ch2 is Hot Al with cryo pos extendor for 400C Al, Ch3 is PVD Al water cooled , ChD = PVD Ti wb (all Al Chucks are ESC)	$1,100,000
12	93036400	MET17603	AMAT	Endura 5500	n/a	P079	PVD System	HP+ Robots, ChD=PVD wb Ti, PVD Ti, Ch1&2 PVD TiN, Ch2&3 PVD Al	$1,050,000
13	93036900	MET17606	AMAT	Endura 5500	n/a	305624	PVD System	HP+ Robots, ChD=PVD WB, PVD Ti, Ch1&2 PVD TiN, Ch2&3 PVD Al, PC2	$1,100,000
14	93036700	MET17607	AMAT	Endura 5500	n/a	319278	PVD System	HP+ Robots, ChD=PVD wb Ti, PVD Ti, Ch1&2 PVD TiN, Ch2&3 PVD Al	$1,100,000
15	93036500	MET17608	AMAT	Endura 5500	n/a	321529	PVD System	HP+ Robots, ChD=PVD wb Ti, PVD Ti, Ch1&2 PVD TiN, Ch2&3 PVD Al	$1,100,000
16	93037100	MET17609	AMAT	Endura 5500	n/a	320752	PVD System	HP+ Robots, ChD=PVD wb Ti, PVD Ti, Ch1&2 PVD TiN, Ch2&3 PVD Al	$1,100,000
17	93037000	MET17610	AMAT	Endura 5500	n/a	320783	PVD System	HP+ Robots, ChD=PVD wb Ti, PVD Ti, Ch1&2 PVD TiN, Ch2&3 PVD Al	$1,100,000
18	93043100	MET19604	AMAT	Endura 5500	2001	321530	PVD System	2 PCII, 2 OD, Ch1= Vectra IMP Ti wb, Ch2&3 = TxZ, Pos 4 Empty, HP+ Robots	$1,100,000
19	93043500	MET19605	AMAT	Endura 5500	2000	320751	PVD System	2 PCII, 2 OD, Ch1= Vectra IMP Ti wb, Ch2&3 = TxZ, Pos 4 Empty, HP+ Robots	$1,100,000
20	93000800	MET19606	AMAT	Endura 5500	n/a	321765	PVD System	2 PCII, 2 OD, Ch1= Vectra IMP Ti wb, Ch2&3 = TxZ, Pos 4 has Inficon insitu Particle monitor, HP+ Robots	$1,100,000
21	93033400	POL07601	AMAT	Mirra-Mesa	n/a	307340	CMP System		$800,000
22	93032000	POL07603	AMAT	Mirra-Mesa	n/a	402259	CMP System		$800,000
23	93012400	RTP05601	AMAT	Centura RTP XE+	n/a	R561	RTP System	TPCC Platform, 2 XE+ Chambers, Toxic, 2 cool down stations	$600,000
24	93012600	RTP05602	AMAT	Centura RTP XE+	n/a	000636	RTP System	TPCC Platform, 3 XE+ Chambers, Toxic, 2 cool down stations	$650,000
25	93012500	RTP05603	AMAT	Centura RTP XE+	n/a	317259	RTP System	TPCC Platform, 3 XE+ Chambers, Toxic, 2 cool down stations	$650,000
26	93003100	STP18606	ASML	Converted to 750	03-2000	5266	Deep UV Scanner	Converted to 750 in 2005	$3,500,000
27	93004000	STP18601	ASML	700C	12-1999	8592	Deep UV Scanner		$3,100,000
28	93004200	STP18605	ASML	700C	04-2000	8912	Deep UV Scanner		$3,100,000
29	93003800	STP19603	ASML	400C	02-2001	7272	I-Line Scanner		$1,250,000
30	93001200	STP19604	ASML	400C	04-2001	8114	I-Line Scanner		$1,250,000
31	93001000	STP19605	ASML	400C	05-2001	7527	I-Line Scanner		$1,250,000
32	93000801	STP19606	ASML	400C	05-2001	7788	I-Line Scanner		$1,250,000
33	93007400	STP19607	ASML	400C	07-2001	3848	I-Line Scanner		$1,250,000
34	93007200	STP19608	ASML	400C	06-2001	9588	I-Line Scanner		$1,250,000
35	93016000 to 93016400	ETH21600	LRC	Alliance A6 9400 PTX	2000	8980 TM 94-850, 94-849, 94-848, 94-260	Poly Etcher		$900,000
36	93014500 to 93014900	ETH21602	LRC	Alliance A6 9400 PTX	1999	8807 TM 94-659, 94-658, 45XL-53, 45XL-229	Poly Etcher	2x 9400, 2x 4520 XL	$650,000
37	93017700 to 93018000	ETH21605	LRC	Alliance A6 4520XL	1998	8619 TM 45XL-195, 45XL-89, 45XL-92	Dielectric Etcher	45XL-195 HPT upgrade	$575,000
38	93019800 to 93020200	ETH21607	LRC	Alliance A6 Exelan	1999	8799 TM EX 021, EX 011, EX 051, 45XL-194	Dielectric Etcher		$575,000
39	93019100 to 93019500	ETH21608	LRC	Alliance A6 Exelan	1999	8804 TM EX 18, EX 052, EX 027, EX028	Dielectric Etcher		$575,000
40	93020600 to 93021000	ETH21609	LRC	Alliance A6 Exelan	2000	8978 TM EX 047, EX 26, EX 304, EX 263	Dielectric Etcher	EX 304 HPT upgrade	$575,000
41	93023900 to 93024300	ETH21612	LRC	Alliance A6 9600 PTX	1999	8669 TM strip 128, 96-149, 96-159, strip 139	Metal Etcher	2x2 Config / Microwave strippers	$750,000
42	93024900 to 93025300	ETH21613	LRC	Alliance A6 9600 PTX	1999	8857 TM strip 232, 96-240, 96-249, strip 223	Metal Etcher	2x2 Config / Microwave strippers	$750,000
43	93024400 to 93024800	ETH21614	LRC	Alliance A6 9600 PTX	2000	80047 TM strip 339, 96-359, 96-358, strip 338	Metal Etcher	2x2 Config / Microwave strippers	$750,000
44	93025400 to 93025800	ETH21615	LRC	Alliance A6 9600 PTX	2000	80304 TM strip 445, 96-465, 96-466, strip 446	Metal Etcher	2x2 Config / Microwave strippers	$750,000
45	93023400 to 93023800	ETH21616	LRC	Alliance A6 9600 PTX	2001	80408 TM strip 515, 96-533, 96-532, strip 514	Metal Etcher	2x2 Config / Microwave strippers	$750,000
46	93022400 to 93022800	ETH21617	LRC	Alliance A6 9600 PTX	2001	80463 TM strip 533, 96-549, 96-548, strip 532	Metal Etcher	2x2 Config / Microwave strippers	$750,000
47	93029100 to 93029500	ETH21631	LRC	Alliance A6 9400 DFM/PTX	2001	80445 TM 94-1229, 94-1228, 94-1230, 94-1045	Poly Etcher	2x DFM, 2x PTX	$900,000
48	93027300 to 93027700	ETH21651	LRC	Alliance A6 Exelan	2001	80415 TM EX305, EX 053, EX303, EX 302	Dielectric Etcher	2x Exelan, 2x HPT	$575,000
49	93030500	CED07601	Novellus	C2 Single Sequel	2000	00-10-C25853	CVD System	C2 Single Sequel Express, silane only	$550,000
50	93042000	CED07603	Novellus	C2 Single Sequel	2000	00-51-C26182	CVD System	Single Sequel Silane only SiN-Shrink	$550,000
51	93037700	CED08603	Novellus	C2 Dual Sequel	2000	00-40-26083	CVD System	C2 Dual Sequel TEOS Duraflow both Chambers. Undoped TEOS/ Silane SiN	$725,000
52	93037500	CED08604	Novellus	C2 Dual Sequel	2000	00-52-C26194	CVD System	C2 Dual Sequel TEOS Duraflow both Chambers. Undoped TEOS/ Silane SiN, one Module is plumbed to run CO2	$725,000
53	93028200	CED09602	Novellus	C2 Dual Speed/ Sequel	1998	98-34-C25566	CVD System	C2 Shrink, Dual Speed Sequel, no TEOS	$825,000
54	93041500	CED09603	Novellus	C2 Dual Speed/ Sequel	1999	99-31-C25702	CVD System	Dual SPEED Sequel Shrink, Silane only - Auto Temp Control, Plumbed sith SiF4 for FSG	$825,000
55	93026900	CED09605	Novellus	C2 Dual Speed/ Sequel	2000	00-39-C26070	CVD System	Dual Speed NanoFill (large Turbo’s), Silane Sequel	$1,100,000
56	93041300	CED09606	Novellus	C2 Dual Speed/ Sequel	2000	00-49-C26153	CVD System	Dual SPEED Sequel Shrink, Silane only - Auto Temp Control, Plumbed sith SiF4 for FSG	$900,000
57	93041400	CED09607	Novellus	C2 Dual Speed/ Sequel	2000	00-51-C26183	CVD System	Dual SPEED Sequel Shrink, Silane only - Auto Temp Control, Plumbed sith SiF4 for FSG	$900,000
58	93041600	CED09608	Novellus	C2 Dual Speed/ Sequel	2000	00-52-C26193	CVD System	Dual SPEED Sequel Shrink, Silane only - Auto Temp Control, No FSG	$900,000
59	93043000	CED11601	Novellus	C2 Dual Altus	1997	97-24-5331	CVD System	Dual Altus W CVD . Running with exclusion ring config	$700,000
60	93043900	CED11602	Novellus	C2 Dual Altus	1997	97-38-5387	CVD System	Dual Altus W CVD . Running with exclusion ring config	$700,000
61	93030600	CED11604	Novellus	C2 Dual Altus	2000	00-13-25875	CVD System	Dual Altus - Shrink	$750,000
62	93027800	ETH25601	TEL	Unity M	n/a	UM 0029	Dielectric Etcher	3x DRM	$1,400,000
63	93029000	ETH36601	TEL	Unity Me	2003	UME 104	Dielectric Etcher	1x SCCM, 1 DRM	$800,000
64	93028900	ETH36602	TEL	Unity Me	2004	UME 116	Dielectric Etcher	2x DRM	$1,050,000
65	93003900	TRK04601	TEL	Act 8	03-2000	9200963	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$575,000
66	93004100	TRK04605	TEL	Act 8	05-2000	9201118	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$575,000
67	93003000	TRK04606	TEL	Act 8	03-2000	9200964	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$575,000
68	93003700	TRK05603	TEL	Act 8	03-2001	9212143	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$650,000
69	93001303	TRK05604	TEL	Act 8	04-2001	9212211	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$650,000
70	93001100	TRK05605	TEL	Act 8	05-2001	9212212	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$650,000
71	93000900	TRK05606	TEL	Act 8	06-2001	9212213	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$650,000
72	93007300	TRK05607	TEL	Act 8	08-2001	9212296	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$650,000
73	93007100	TRK05608	TEL	Act 8	08-2001	9212290	Coater/Developer Track	2C / 2B / 4D / RDS Pumps / WEE/SMIF	$650,000
TOTAL CAPITALIZED LESSOR’S COST									$70,000,000